Exhibit 21
Dover Subsidiaries - Domestic and Foreign

Company Name	Where Incorporated
Domestic
Anman, LLC	Delaware
Anthony Equity Holdings, Inc.	Delaware
Anthony Holdings, Inc.	Delaware
Anthony Mexico Holdings, LLC	Delaware
Anthony North Holdco, Inc.	Delaware
Anthony Refresh Group, LLC	Delaware
Anthony Specialty Glass LLC	Delaware
Anthony TemperBent GP LLC	Delaware
Anthony, Inc.	Delaware
Avborne Accessory Group, Inc.	Delaware
Barker Specialty Products, L.L.C.	Delaware
Bayne Machine Works, Inc.	South Carolina
Belvac Production Machinery, Inc.	Virginia
Canada Organization & Development LLC	Delaware
Cantrell Industries, Inc.	Kansas
CCI Field Services, Inc.	Delaware
CEP Liquidation, LLC	Delaware
Challenger Process Systems Co.	Delaware
Clove Park Insurance Company	New York
Colder Products Company	Minnesota
Cook-MFS, Inc.	Delaware
CP Formation LLC	Delaware
CPC Europe	Minnesota
CPE Acquisition Co.	Delaware
CPI Products, Inc.	Delaware
Datamax International Corporation	Delaware
Datamax-O'Neil Corporation	Delaware
DD1, Inc	Delaware
DDI Properties, Inc.	California
DEK U.S.A., Inc.	Delaware
DEK USA Logistics, Inc.	Delaware
Delaware Capital Formation, Inc.	Delaware
Delaware Capital Holdings, Inc.	Delaware
De-Sta-Co Cylinders, Inc.	Delaware
De-Sta-Co Manufacturing Tubular Products	Delaware
DFH Corporation	Delaware
Dielectric Laboratories, Inc.	Delaware
DMX Integration, Inc.	Florida
Dover Acquisition Corporation	Delaware
Dover BMCS Acquisition Corp.	Delaware
Dover Communication Technologies, Inc.	Delaware
Dover DEI Services, Inc.	Delaware
Dover Diversified De, Inc.	Delaware
Dover Energy, Inc.	Delaware
Dover Engineered Systems, Inc.	Delaware
Dover Europe, Inc.	Delaware
Dover Global Holdings, Inc.	Delaware
Dover International Operations Inc.	Delaware

Dover PCS Holding LLC	Delaware
Dover Printing & Identification, Inc.	Delaware
Dow-Key Microwave Corporation	Delaware
EOA Systems, Inc.	Delaware
Equipment Brokers, Inc.	Iowa
Everett Charles Technologies, Inc.	Delaware
FB iMonitoring Inc.	Delaware
Flexbar, Inc.	Delaware
Griswold Pump Company	Florida
Harbison-Fischer, Inc.	Delaware
Hill Phoenix, Inc.	Delaware
Honetreat Company	California
Hydro Systems Company	Delaware
Hydromotion, Inc.	Delaware
Industrial Motion Control, LLC	Delaware
Inpro/Seal LLC	Delaware
K&L Microwave, Inc.	Delaware
K. S. Boca Inc.	Florida
Knappco Corporation	Delaware
Knowles Electronics Holdings, Inc.	Delaware
Knowles Electronics Sales Corp.	Delaware
Knowles Electronics, LLC	Delaware
Knowles Intermediate Holding, Inc.	Delaware
KS Formation, Inc.	Delaware
KSLP Liquidation L.P.	Texas
Maag Automatik Inc.	North Carolina
Maag Pump Systems (US) Inc.	Delaware
Marathon Equipment Company (Delaware)	Delaware
MARKEM Holdings, Inc.	Vermont
MARKEM International, Inc.	New Hampshire
MARKEM Tag, Inc.	Delaware
MARKEM-IMAJE Corporation	New Hampshire
Metcraft, Inc.	Missouri
Midland Manufacturing Corporation	Delaware
Multitest Electronic Systems, Inc.	Delaware
Neptune Chemical Pump Company	Delaware
Northern Lights (Nevada), Inc.	Nevada
Northern Lights Funding LP	Delaware
Northern Lights Investments LLC	Delaware
Nova Controls	Delaware
Novacap, Inc.	Delaware
NPS Services, Inc.	Delaware
Oil Lift Technology, Inc	New Mexico
OK Holdings, Inc.	Delaware
OK International, Inc.	California
OPW Engineered Systems, Inc.	Delaware
OPW Epsilon, Inc.	Delaware
OPW Fuel Management Systems, Inc.	Delaware
OPW Fueling Components, Inc.	Delaware
OPW Fueling Containment Systems, Inc.	Delaware
PDQ Manufacturing, Inc.	Delaware
Performance Motorsports, Inc.	California
Pike Machine Products, Inc.	New Jersey
Pioneer Labels, Inc.	Illinois

Pole/Zero Acquisition, Inc.	Delaware
Power Soak Systems, Inc.	Kansas
Pro Rod USA Inc.	Delaware
Production Control Services, Inc.	Delaware
Provacon, Inc.	Delaware
Pump Management Services Co., LLC	Delaware
Quartzdyne Inc.	Delaware
Revod Corporation	Delaware
Richards Industries, Inc.	Delaware
Robohand, Inc.	Delaware
SE Liquidation, LLC	Delaware
Sonic Industries, Inc.	California
Sure Seal, Inc.	Delaware
SWEP North America Inc.	Delaware
Tartan Textile Services, Inc.	Delaware
Texas Hydraulics, Inc.	Delaware
The Heil Co.	Delaware
Theta Oilfield Services, Inc.	Delaware
Tipper Tie, Inc.	Delaware
TTSI III, Inc.	Delaware
Tulsa Winch, Inc.	Delaware
UAC Corporation	Delaware
Unified Brands, Inc.	Delaware
Upco, Inc.	Oklahoma
US Synthetic Corporation	Delaware
US Synthetic Southwest Marketing, Inc.	Utah
US Synthetic Texas Ltd	Texas
VAL Glass US LLC	Delaware
Val TemperBent Glass, L.P.	Georgia
Vectron International, Inc.	Delaware
Vehicle Service Group, LLC	Delaware
VWS LLC	Delaware
Warn Industries, Inc.	Delaware
Waukesha Bearings Corporation	Wisconsin
Well Tender, Inc.	Delaware
Wilden Pump and Engineering LLC	Delaware
Windrock Incorporated	Tennessee
Wiseco Piston, Inc.	Delaware

Foreign
Advansor A/S	Denmark
ALMATEC Maschinenbau GmbH	Germany
Anthony Brasil Equipamentos para Industria Alimenticia Ltda.	Brazil
Anthony International Foreign Sales Corporation (Barbados)	Barbados
Anthony International Holding Company (Cayman Islands)	Cayman Islands
Anthony Mexico Holdings S de R.L. de C.V.	Mexico
Anthony Mexico Management Company, S. de R.L. de C.V.	Mexico
Anthony Technical Glass (Shanghai) Co., Ltd (dba) Flying Glass	China
atg Luther & Maelzer Asia Ltd	Taiwan
atg Luther & Maelzer GmbH	Germany
Automatik do Brazil Maquinas Para Industria do Plastico Ltda. Bhd.	Brazil
Automatik Grundstuckview GmbH & Co. KG	Germany
Automatik Plastics Machinery (Taiwan) Ltd.	Taiwan
Automatik Plastics Machinery GmbH	Germany

Automatik Plastics Machinery Sdn. Bhd.	Malaysia
BlitzRotary GmbH	Germany
BSC Filters Limited	United Kingdom
Cash Services Ltd.	United Kingdom
Ceramic & Microwave Products (Shanghai) Co. Ltd.	China
Chief Automotive Technologies (Shanghai) Trading Company, Ltd.	China
Colder Products Company GmbH	Germany
Colder Products Company LTD	Hong Kong
Columbus Insurance Ltd.	Cayman Islands
Contact Products Japan, Ltd. (JV)	Japan
Cook Compression BV	Netherlands
Cook Compression, Ltd.	United Kingdom
C-Tech Oilwell Technologies Inc.	Alberta
DEK Hungary Manufacturing & Technology LLC	Hungary
DEK Northern Europe Limited	United Kingdom
DEK Printing Machines GmbH	Germany
DEK Printing Machines Limited	United Kingdom
DEK Vectorguard Ltd.	United Kingdom
De-Sta-Co (Asia) Company, Limited	Thailand
DE-STA-CO Benelux B.V.	Netherlands
De-Sta-Co Europe GmbH	Germany
DE-STA-CO FRANCE	France
DE-STA-CO Shanghai Co. Ltd.	China
De-Sta-Co-Ema Industria e Comercio Ltda.	Brazil
Dover (Schweiz) Holding GmbH	Switzerland
Dover (ShangHai) Trading Company	China
Dover (Suzhou) Industrial Equipment Manufacturing Co., Ltd.	China
Dover Asia Trading Private Ltd.	Singapore
Dover Canada Finance LP	Canada
Dover Corporation (Canada) Acquisition 1 Limited	Alberta
Dover Corporation (Canada) Limited	Canada
Dover Corporation Regional Headquarters	China
Dover CR, spol s r.o.	Czech Republic
Dover Denmark Holdings ApS	Denmark
Dover do Brasil Ltda.	Brazil
Dover Europe Sarl	Switzerland
Dover France Holdings, S.A.S.	France
Dover France Participations SAS	France
Dover France Technologies S.A.S.	France
Dover German Partnership Holdings GmbH	Germany
Dover Germany GmbH	Germany
Dover Global Trading Pte. Ltd.	Singapore
Dover Holdings Austria GmbH	Austria
Dover Holdings de Mexico S.A. de C.V.	Mexico
Dover Hungary Board Test Manufacturing KFT	Hungary
Dover India Pvt., Ltd.	India
Dover International B.V.	Netherlands
Dover Italy Holdings S.r.l.	Italy
Dover Luxembourg Finance Sarl	Luxembourg
Dover Luxembourg International Sarl	Luxembourg
Dover Luxembourg S.a.r.l.	Luxembourg
Dover Luxembourg Services Sarl	Luxembourg
Dover Middle East LLC	Oman
Dover Netherlands Finance B.V.	Netherlands

Dover Netherlands Services B.V.	Netherlands
Dover Resources International de Mexico S. de R.L. C.V.	Mexico
Dover Southeast Asia (Philippines) Corporation	Philippines
Dover Southeast Asia (Thailand) Ltd.	Thailand
Dover UK Holdings Limited	United Kingdom
Dover UK Pensions Limited	United Kingdom
Dover UK Sales Ltd	United Kingdom
DTG International GmbH	Switzerland
DTG Technology (Shenzhen) Co., Ltd.	China
Etz Elektrisches Testzentrum Gmbh	Germany
Everett/Charles Japan, Ltd. (JV)	Japan
Everett Charles Technologies (Shenzhen) Limited	China
Everett Charles Technologies (SuZhou) Co., Ltd.	China
Ferguson CO. S.A.	Belgium
FTZ Fras- und Technologiezentrum GmbH	Germany
Harbison-Fischer Australia Pty Ltd	Australia
Harbor Electronics SBN	Malaysia
Heil-Europe Limited	United Kingdom
Hill Phoenix de Mexico, S.A. de C.V.	Mexico
Hiltap FittingsLtd	Canada
Hydronova Australia-NZ Pty Ltd	Australia
Icon Technology Company Ltd.	Hong Kong
K&L Microwave DR, Inc.	Virgin Islands
Knowles Electronics (Beijing) Co., Ltd.	China
Knowles Electronics (Malaysia) Sdn. Bhd.	Malaysia
Knowles Electronics (Philippines) Corporation	Philippines
Knowles Electronics (Suzhou) Co., Ltd.	China
Knowles Electronics (Weifang), Inc.	China
Knowles Electronics Austria GmbH	Austria
Knowles Electronics Denmark ApS	Denmark
Knowles Electronics Japan, K.K.	Japan
Knowles Electronics Singapore Pte. Ltd	Singapore
Knowles Electronics Taiwan, Ltd.	Taiwan
Knowles Europe	United Kingdom
Knowles GmbH	Switzerland
Knowles IPC (Malaysia) Sdn. Bhd.	Malaysia
Maag Automatik Plastics Machinery (Shanghai) Co. Ltd.	China
Maag Automatik Srl	Italy
Maag Pump Systems (France) SAS	France
Maag Pump Systems (Switzerland) AG	Switzerland
Maag Pump Systems AG	Switzerland
Maag Pump Systems GmbH	Germany
Maag Pump Systems Pte. Ltd.	Singapore
Maag Pump Systems SAS	France
MARKEM (Shanghai) Commercial Co. Ltd.	China
MARKEM Administrative Services, S.L.U.	Spain
MARKEM FZ SA	Uruguay
MARKEM Pte. Ltd.	Singapore
MARKEM S.A. de C.V.	Mexico
MARKEM UK Holdings 1 Unlimited	United Kingdom
MARKEM UK Holdings 2 Limited	United Kingdom
Markem-Imaje (China) Co., Limited	China
Markem-Imaje A/S	Denmark
Markem-Imaje AB	Sweden

Markem-Imaje AG	Switzerland
Markem-Imaje AS	Norway
Markem-Imaje B.V.	Netherlands
Markem-Imaje Co., Ltd.	South Korea
Markem-Imaje GmbH	Germany
Markem-Imaje Identificacao de Produtos Ltda.	Brazil
Markem-Imaje Inc.	Canada
Markem-Imaje India Private Limited	India
Markem-Imaje KK	Japan
Markem-Imaje Limited	Hong Kong
Markem-Imaje LLC	Russian Federation
Markem-Imaje Ltd	United Kingdom
Markem-Imaje Ltd.	Taiwan
Markem-Imaje Ltd.	Thailand
Markem-Imaje N.V.	Belgium
Markem-Imaje Oy	Finland
Markem-Imaje Pty Ltd	Australia
Markem-Imaje S.A.	Argentina
Markem-Imaje S.A. de C.V.	Mexico
Markem-Imaje S.r.l. a socio unico	Italy
Markem-Imaje SAS	France
Markem-Imaje Sdn Bhd	Malaysia
Markem-Imaje Software Development Centre Pvt. Ltd.	India
Markem-Imaje Spain S.A.	Spain
Markem-Imaje Unipessoal, Lda (Portugal)	Portugal
Markpoint Holding AB	Sweden
Markpoint Printer AB	Sweden
Markpoint System AB	Sweden
Mouvex SASU	France
Multitest Electronic Systems (Penang) Sdn.Bhd.	Malaysia
Multitest Elektronische GmbH	Germany
Multitest GmbH	Germany
Nimaser BV (Dek Benelux)	Netherlands
Norris Production Solutions Columbia S.A.S.	Columbia
Norris Production Solutions Middle East LLC	Oman
Oil Lift Technology Inc.	Canada
Oil Lift Technology Pty Ltd	Australia
Oil Lift Technology S.A.S.	Columbia
OK International (Japan) Co.	Japan
OK International (UK) Ltd.	United Kingdom
OPW Fluid Transfer Group (Shanghai) Trading Company Limited	China
OPW Fluid Transfer Group Europe B.V.	Netherlands
OPW Fueling Components (SuZhou) Co., Ltd.	China
P.S. Precision B.V.	Netherlands
Petro Vend, Inc. (Poland)	Poland
PMI Europe B.V	Netherlands
Production Control Services Canada (PCS Canada) Ltd.	Alberta
PSG (Shanghai) Co., Ltd	China
PullMaster Winch Corporation	British Columbia
Revod (Philippines) Holdings Corporation	Philippines
Revod France	France
Revod Sweden AB	Sweden
Rotary Lift Consolidated (Haimen) Co., Ltd	China
RPA Maghreb Service	Morocco

Sargent Aerospace Canada, Inc.	Canada
Simek GmbH	Germany
St. Neots Sheet Metal Co. Limited	United Kingdom
SWEP A.G.	Switzerland
Swep Energy Oy	Finland
Swep International A.B.	Sweden
Swep Japan K.K.	Japan
SWEP Malaysia Sdn. Bhd.	Malaysia
SWEP Slovakia s.r.o.	Slovakia (Slovak Republic)
SWEP Technology (Suzhou) Co., Ltd.	China
SWEP Trading (Suzhou) Co., Ltd.	China
Syfer Technology Limited	United Kingdom
Temple Secretaries Limited	United Kingdom
Test Solutions (Suzhou) Co., Ltd.	China
Tianjin Red Screw Pump Manufacture Technology Co., Ltd.	China
Tipper Tie Alpina GmbH	Switzerland
Tipper Tie Technopack B. V.	Netherlands
Tipper Tie Technopack GmbH	Germany
Vectron Frequency Devices (Shanghai) Co., Ltd	China
Vectron International GmbH	Germany
Vectron International, Ltd.	Ontario
Vos Food Stores Equipment Ltd.	Ontario
Waukesha Bearings Limited	United Kingdom
Waukesha Bearings Russia Ltd.	Russian Federation
Wei Li Pump Shanghai Co., LTD.	China